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                                                                  EXHIBIT 10(cc)

                         JOSEPH E. SEAGRAM & SONS, INC.

                            BENEFIT EQUALIZATION PLAN

1.     PURPOSE

       The purpose of this Plan is to enable the Company to offer selected key employees retirement benefits in addition to those provided by the Pension Plan of the Company, and thereby aid the Company in attracting, retaining and motivating highly skilled senior executives.

2.     DEFINITIONS

       "Additional Service" shall mean service as provided in Section 5(b).

       "Average Final Compensation" shall mean the amount determined pursuant to
       Section 6.

       "Board of Directors" shall mean the Board of Directors of Joseph E. Seagram & Sons, Inc.

       "Committee" shall mean the Human Resources Committee of the Board of Directors.

       "Company" shall mean Joseph E. Seagram & Sons, Inc. and its subsidiaries.

       "Continuous Service" shall mean "continuous service", as that term is defined in the Pension Plan for purposes of determining the size of a participant's Pension Plan benefits, plus (i) period deemed to be continuous service under Section 5(c) of this Plan and (ii) any period of service with The Seagram Company Ltd. or any of its subsidiaries which is not treated as continuous service for this purpose under the Pension Plan and which occurs immediately prior to the participant's employment with the Company, in all events determined without regard to any limitation in the Pension Plan on the number of years of continuous service. For this purpose a "subsidiary" of The Seagram Company Ltd. is any entity in which The Seagram Company Ltd. has, directly or indirectly, a 50% equity interest.

       "Employee" shall mean any person (including an officer or director) employed by the Company on a salaried basis.

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       "Participant" shall mean a key employee selected to participate in the
       Plan.

       "Pension Credit Service" shall mean the amount determined pursuant to
       Section 5.

       "Pension Plan" shall mean the Pension Plan for the Employees of Joseph E. Seagram & Sons, Inc. and Subsidiaries.

       "Plan" shall mean the Joseph E. Seagram & Sons, Inc. Benefit Equalization Plan.

       "Retirement" shall mean Deferred Retirement, Normal Retirement, Special Early Retirement, Early Retirement or Disability Retirement, all as defined in the Pension Plan.

3.     ADMINISTRATION

       The Plan shall be administered by the Committee. The Committee shall have the full authority to interpret the Plan, to establish rules and regulations relating to the Plan, and to employ and rely on such legal counsel, actuaries and accountants as it may deem advisable to assist in the administration of the Plan. The Committee's interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its shareholders and its employees, former employees and beneficiaries.

4.     PARTICIPATION

       The Committee shall, from time to time, designate those key employees who shall be eligible to participate in the Plan. No employee or other person shall have any claim or right to participate in the Plan.

5.     DETERMINATION OF PENSION CREDIT SERVICES

       (a) "Pension Credit Service" shall be equal to the sum of all years of continuous service and all years of additional service, up to the maximum permitted under the Plan. The maximum number of years of pension credit service which may be credited to a participant is the greater of (i) 35 years; or (ii) total years of continuous service up to 40

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              years; provided, however, that if the participant attains age 65 while employed by the Company and has been credited with 35 or more years of continuous service, the participant shall be credited with 40 years of pension credit service under the Plan.

       (b) "Additional Service" shall be a number of years of service equal to the sum of the participant's continuous service up to a maximum of 15 years plus, in the case of any participant whose retirement is at the request of the Company after attaining age 60 but prior to age 65, the number of years in the period between his retirement date and his 65th birthday. No participant shall be credited with any additional service unless the participant has attained 10 years of continuous service, and either:

              (i)    has attained age 65;

              (ii) has commenced retirement at the request of the Company after attaining age 60; or

              (iii) has specifically been granted additional service by the Company.

       (c) Solely for the purpose of this Plan, any period, not in excess of 5 years, during which a participant is entitled to payments under the disability salary continuation plan of the Company shall be deemed to be continuous service under the Plan.

6.     AVERAGE FINAL COMPENSATION

       "Average Final Compensation" shall mean the average final compensation under the Pension Plan calculated, solely for the purpose of this Plan, by including in the participant's compensation any regular annual management incentive award (as described in the Management Incentive Plan of the Company) granted to the participant. Regardless of the actual date of payment, a management incentive award will be considered as compensation paid in equal installments for each month of employment in the fiscal year for which the manage-

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       ment incentive award is being granted. Furthermore, for the purpose of computing average final compensation under this Plan, annual compensation during any period of service credited under Section 5(c) shall be equal to the compensation, including management incentive award, which the participant earned during the year preceding disability.

7.     BENEFITS

       (a) The Company shall pay to each participant a monthly pension benefit equal to the excess of the amount calculated under Section 7(b) over the amount calculated under Section 7(c).

       (b) The amount calculated under this Section 7(b) shall be the monthly pension payable to the participant under the provisions of the Pension Plan, provided that the amount of the pension shall be determined:

              (i) by utilizing the participant's pension credit service and average final compensation;

              (ii) without regard to any reduction attributable to Section 415 of the Internal Revenue Code; and

              (iii) without regard to any reduction attributable to any survivor's pension payable under the Pension Plan to the participant's spouse.

       (c)    The amount calculated under this Section 7(c) shall be the sum of:

              (i) the monthly pension payable to the participant under the Pension Plan, plus

              (ii) the equivalent monthly amount, computed on a straight life basis, of any pension payable to the participant from another employer or other employers (or from any plan or program maintained by any such employer) for service rendered prior to the participant's employment with the Company, but only to the

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                     extent that the pension provided by the prior employer(s)
                     is attributable to a number of years of service not in excess of the number of years of additional service granted under the Plan.

       (d) Except as otherwise provided herein, benefits payable under this plan shall be payable at the same time and subject to the same conditions as the benefits under the Pension Plan which they supplement; provided, however, that (i) all payments under this Plan shall cease with the payment for the month of the participant's death, (ii) no death benefit shall be payable under this Plan and (iii) if retirement benefits under the Pension Plan are increased, the pension benefits of participant receiving retirement benefits under this Plan shall be increased by the same percentage amount.

8.     EMPLOYMENT WITH A COMPETITOR

       Notwithstanding any other provisions of the Plan, if the Company finds that a participant (including a participant in receipt of a pension or who is eligible for a deferred pension as a consequence of his retirement or termination) either (a) has engaged directly or indirectly, either personally or as an employee, agent, partner, shareholder, officer or director of, or consultant to, during the period commencing with the participant's employment with the Company and concluding 5 years following the date of his retirement or termination of employment, any entity or person engaged in the manufacture or wholesale distribution of alcoholic beverages or any other business in which The Seagram Company Ltd. or any of its affiliates is engaged, and in the opinion of the Committee such entity or person has engaged in competition with The Seagram Company Ltd. or any of its affiliates, or (b) at any time divulged to any person or entity other than The Seagram Company Ltd. or any of its affiliates any of the trade secrets, methods, processes or other proprietory or confidential information of The Seagram Company Ltd. or any of its affiliates, any benefits otherwise payable in the future under this Plan may be reduced, suspended or cancelled.

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       For the purpose of this section, a participant shall be deemed not a shareholder of a competing entity if the participant's record and beneficial ownership amount to not more than 1 percent of the outstanding capital stock of any company subject to the periodic and other reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

9.     MISCELLANEOUS PROVISION

       (a) This Plan may be terminated at any time by the Board of Directors in which event the rights of participants to their pension benefits accrued under this Plan up to the date of termination (based on the participant's pension credit service and average final compensation on the date of termination) shall vest, subject to Section 8 of the Plan. This Plan may also be amended at any time by the Board of Directors, except that no such amendment shall deprive any participant of the supplemental pension benefit as calculated according to Section 7 of this Plan at the time of such amendment.

       (b) Benefits payable under this Plan shall not be funded and shall be paid out of the general funds of the Company.

       (c) Except as required by any applicable law, no benefit under this Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void.

       (d) The establishment of this Plan shall not be construed as conferring any legal rights upon any employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any employee and to treat him without regard to the effect which such treatment might have upon him as a member of this Plan.

       (e) The Company shall have the right to deduct from each payment to be made under this Plan any required withholding taxes.

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       (f)    This Plan shall be construed, administered and enforced according to the laws of the State of New York.

10.   EFFECTIVE DATE

       The Plan shall be effective September 1, 1981 and shall apply only to individuals who are regular, full-time employees on or after September 1, 1981. The benefits of individuals whose regular, full-time employment terminated prior to September 1, 1981 shall be determined under the Benefit Equalization Plan in effect at that time.